EXHIBIT 4-2

                            SHARE PURCHASE AGREEMENT


     THIS AGREEMENT made as of the 4th day of March, 2004, between Glencoe Skydome Holdings, L.P., a Delaware limited partnership (the "Purchaser"), Glencoe Capital, LLC, a Delaware limited liability company, ("Glencoe") and each of the persons set out in Schedule 2.1 hereto (collectively, the "Vendors");

     WHEREAS each Vendor accepted on January 23, 2004 the written offer of Glencoe to purchase shares of Polyair Inter Pack Inc. owned by each of the Vendors, subject to the terms and conditions contained in the written offer (the "Offer") executed by Glencoe and each Vendor; and

     WHEREAS the Offer provided that the parties would enter into a purchase agreement in respect thereto; and

     WHEREAS Glencoe has assigned the benefit of its rights under the Offer to the Purchaser;

     NOW, THEREFORE, in consideration of the respective covenants and agreements, herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties covenant and agree as follows:

1.       Interpretation

1.1 Defined Terms. For the purpose of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

     (a) "Aggregate Purchase Price" means in respect of each Vendor the product obtained by multiplying the Purchase Price and the number of Purchased Shares and as set out next to each Vendor's name on Schedule 2.1;

     (b) "Agreement" or "this Agreement" means this Agreement and shall include any schedules attached hereto;

     (c) "Business Day" means a day other than a Saturday, a Sunday or a day when chartered banks are not open for business in Toronto, Ontario;

     (d)  "Claim" has the meaning set out in section 10.2;

     (e)  "Closing" has the meaning set out in section 9.1;

     (f) "Closing Date" means March 10, 2004, or such other date as may be mutually agreed upon by CMI, on behalf of the Vendors, and the Purchaser;

     (g) "Closing Time" means 10:00 a.m. (Toronto time), or such other time as may be mutually agreed upon by CMI, on behalf of the Vendors, and the Purchaser, on the Closing Date;

     (h)  "CMI"  means  Consolidated  Mercantile  Incorporated,   a  corporation
          governed by the laws of Ontario;

     (i) "Common Shares" means the common shares in the capital of the Corporation;

     (j) "Contract" means any agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment, whether written or oral;

     (k)  "Corporation"   means   Polyair   Inter  Pack  Inc.,   a   corporation
          incorporated under the laws of Ontario;

     (l) "Corporation's Disclosure Documents" means the financial statements of the Corporation for the year ended October 31, 2003, the Annual Information Form dated March 20, 2003 and accompanying Management Discussion and Analysis, the Annual Report of the Corporation on Form 20-F with respect to the year ended October 31, 2002 as filed with the Securities and Exchange Commission, the Management Information Circular dated March 10, 2003 and the Material Change Reports as filed with the Ontario Securities Commission filed since November 1, 2002;

     (m)  "Direct Claim" has the meaning set out in section 10.2;

     (n) "Encumbrance" means any encumbrance, lien, charge, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, option, privilege or any Contract to create any of the foregoing;

     (o)  "Holdco Purchase Agreement" has the meaning set out in section 2.3;

     (p)  "Holdco Shares" has the meaning set out in section 2.3;

     (q)  "Indemnified Party" has the meaning set out in section 10.2;

     (r)  "Indemnifying Party" has the meaning set out in section 10.2;

     (s)  "Losses" has the meaning set out in section 10.1;

     (t) "Offer" has the meaning set out in the second recital to this Agreement;

     (u)  "Purchase Price" has the meaning set out in section 2.2;

     (v)  "Purchased Shares" has the meaning set out in section 2.1;

     (w) "Purchaser" has the meaning set out in the first recital to this Agreement;

     (x)  "Shareholders' Agreement" has the meaning set out in section 8.1(e);

     (y)  "Third Party" has the meaning set out in section 10.4;

     (z)  "Third Party Claim" has the meaning set out in section 10.2; and

     (aa) "Vendors" has the meaning set out in the first recital to this Agreement.

1.2 Sections and Headings. The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a section or a Schedule refers to the specified section of, or Schedule to, this Agreement.

1.3 Currency. All amounts in this Agreement are expressed in Canadian dollars, unless noted otherwise.

1.4 Number, Gender and Persons. In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

1.5  Time of Essence. Time shall be of the essence in this Agreement.

1.6 Applicable Law. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such Province and all courts competent to hear appears therefrom.

1.7 Entire Agreement. This Agreement, together with the Holdco Purchase Agreement (as herein defined) if applicable, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.8 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

1.9 Successors and Assigns. This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and, where the context so permits, their respective successors and permitted assigns. Subject to the next sentence, no party may assign any of its rights or obligations hereunder without the prior written consent of the other party. The Purchaser may assign the benefit of its rights under this Agreement to an entity controlled by the Purchaser provided that any such assignment shall not relieve the Purchaser from its obligations under this Agreement in respect of the payment of the Purchase Price.

1.10 Amendment and Waivers. No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

1.11 Several   Obligations.   The  obligations,   representations,   warranties,
     covenants, rights and obligations of each Vendor under this Agreement are several and not joint and several.

1.12 Schedules.  The  following  Schedules are attached to and form part of this
     Agreement:

         Schedule 2.1 - Vendors and Purchased Shares Schedule 2.3 - Holdco Purchase Agreement Schedule 3.2 - Ownership of Purchased Shares
         Schedule 3.4 - Consents and Approvals - Vendor Schedule 3.7 - Commissions, etc. Schedule 8.1 - Shareholders' Agreement

2.       Purchase and Sale of Purchased Shares

2.1 Purchase and Sale of Purchased Shares. Subject to the terms and conditions hereof, each Vendor severally (and not jointly and severally) covenants and agrees to sell, assign and transfer to the Purchaser and the Purchaser covenants and agrees to purchase from each Vendor at the Closing Time all of the right, title and interest to that number of Common Shares set out in
     Schedule 2.1 next to each such Vendor's name (the "Purchased Shares").

2.2 Purchase Price. The purchase price payable by the Purchaser to each Vendor for each Purchased Share (the "Purchase Price") shall be $15.08 to be payable and satisfied by the payment of US$11.81 per Purchased Share. The Purchase Price payable to each Vendor in respect of all of the Purchased Shares to be sold by each such Vendor is set out in Schedule 2.1 next to each such Vendor's name.

2.3 Tender of Shares of Holdco. A Vendor may, instead of selling and transferring that number of Purchased Shares set out next to his name in
     Schedule 2.1, cause a newly formed wholly-owned Ontario subsidiary to sell and transfer the shares ("Holdco Shares") of a newly formed Nova Scotia unlimited liability company which owns such number of Purchased Shares; provided that such entity has no liabilities and provided further that the Vendor (or a wholly owned subsidiary thereof holding all of the Holdco Shares) and the Purchaser, which may transfer and assign its rights to acquire the Holdco Shares to 3087005 Nova Scotia Company, a Nova Scotia unlimited liability company and wholly-owned subsidiary of the Purchaser, shall enter into a purchase agreement substantially in the form set out in
     Schedule 2.3 and comply with the terms thereof (the "Holdco Purchase Agreement"). The Purchase Price for the Holdco Shares shall be the same as for the Purchased Shares.

3.       Representations and Warranties

     Each Vendor severally (and not jointly and severally) represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Shares (and the Holdco Shares, in the circumstances contemplated in section 2.3):

3.1 Authorization. This Agreement has been duly authorized, executed and delivered by each Vendor and is a legal, valid and binding obligation of each Vendor, enforceable against each Vendor by the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

3.2  Ownership of  Purchased  Shares.  Each Vendor is the record and  beneficial owner of the Purchased Shares set out next to its name in Schedule 2.1, with good and marketable title thereto, free and clear of all Encumbrances and, without limiting the generality of the foregoing, none of the Purchased Shares, or any other Common Shares owned by such Vendor, are subject to any restrictions on transfer, voting trust, shareholder agreement or voting agreement other than as set out in Schedule 3.2. Upon completion of the transactions contemplated by this Agreement, all of the Purchased Shares (and the Holdco Shares, in the circumstances contemplated in section 2.3) will be owned by the Purchaser as the record and beneficial owner, with a good and marketable title thereto (except for such Encumbrances as may have been granted by the Purchaser).

3.3 No Violation. The execution and delivery of this Agreement by each Vendor and the consummation of the transactions herein provided for will not result in either:

     (a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of such Vendor under:

          (i) any Contract to which such Vendor is a party or by which any of them is, or either of their properties are, bound;

          (ii) any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over such Vendor;

          (iii) any applicable law, statute, ordinance, regulation or rule: or

     (b) the creation or imposition of any Encumbrance on any of the Purchased Shares.

3.4 Consents and Approvals. There is no requirement for any Vendor to make any filing with, give notice to or to obtain any licence, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, other than as set out in
     Schedule 3.4.

3.5 Income Tax Matters. No Vendor is a non resident of Canada for the purposes of the Income Tax Act (Canada), other than Power Capital (Americas) Ltd. Amerifund. The applicable Purchased Shares are not "Taxable Canadian Property" for Power Capital (Americas) Ltd. Amerifund for the purposes of the Income Tax Act (Canada).

3.6 Disclosure with respect to the Corporation. To the best of each Vendor's knowledge, the Corporation's Disclosure Documents did not contain any misrepresentation on the date each were filed with the securities regulatory authorities of Canada and with the United States Securities and Exchange Commission and, other than as disclosed in the Corporation's Disclosure Documents, there have been no material changes in the condition (financial or otherwise), assets, liabilities, operations, earnings or business of the Corporation since the date of each of the Corporation's Disclosure Documents.

3.7 Commissions, etc. No broker, agent or other intermediary acted for the Vendors in connection with the sale of the Purchased Shares and, except as disclosed in Schedule 3.7 (which commission shall be payable as set out in Schedule 3.7), no commission or other remuneration is payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for or on behalf of either party.

4.       Representations and Warranties of the Purchaser

     The Purchaser hereby represents and warrants to each of the Vendors as follows and acknowledges and confirms that each Vendor is relying on such representations and warranties in connection with the sale by the Vendors of the Purchased Shares (and the Holdco Shares, in the circumstances contemplated in section 2.3):

4.1 Organization. The Purchaser is a limited partnership validly subsisting under the laws of Delaware and it has the power to enter into and perform its obligations pursuant to this Agreement.

4.2 No Violation. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions provided for herein will not result in the violation of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Purchaser under:

     (a) any Contract to which the Purchaser is a party or by which it is bound;

     (b) any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Purchaser;

     (c) any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Purchaser; or

     (d)  any applicable law, statute, ordinance, regulation or rule.

4.3 Authorization. This Agreement has been duly authorized, executed and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser by the Vendors in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the enforcement of rights of creditors generally and except that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

4.4 Consents and Approvals. There is no requirement for the Purchaser to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement.

4.5 Commissions, etc. No broker, agent or other intermediary acted for the Purchaser in connection with the purchase of the Purchased Shares and, except as disclosed in Schedule 3.7 (which commission shall be payable as set out in Schedule 3.7), no commission or other remuneration is payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for or on behalf of either party.

5.       Representations and Warranties of Glencoe.

     Glencoe hereby represents and warrants to each of the Vendors as follows and acknowledges and confirms that each Vendor is relying upon such representations and warranties in connection with the sale by the Vendors for the Purchased Shares (and the Holdco Shares, and the circumstances contemplated in Section 2.3):

5.1 Organization. Glencoe is a limited liability company validly subsisting under the laws of Delaware and it has the power to enter into and perform its obligations pursuant to this Agreement.

5.2  Authorization.   Glencoe  has  obtained  the  required   approvals  of  its
     investment committee and has arranged the necessary financing for the purchase of the Purchased Shares by the Purchaser under a bridge loan. Glencoe agrees to use its best efforts to cause the Purchaser to consummate the transactions provided for in this Agreement.

6.       Survival of Representations and Warranties

6.1 Survival of Representations and Warranties. The covenants, representations and warranties of the Vendors, Glencoe and the Purchaser contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant hereto shall survive the closing of the transactions contemplated hereby until the second anniversary of the Closing Date. Notwithstanding anything herein to the contrary, the covenants, representations and warranties relating to Tax matters, set out in section 3.5 herein, shall expire ninety (90) days following the expiration of the period, if any during which an assessment, reassessment or other form of recognized document assessing liability for tax, interest or penalties under applicable tax legislation in respect of any taxation year to which the covenants, representations and warranties relate could be issued. Notwithstanding anything herein to the contrary, the covenants, representations and warranties relating to the title of the Purchased Shares, set out in section 3.2 herein, shall survive indefinitely.

7.       Covenants

7.1 Delivery of Documents. Each Vendor shall deliver to the Purchaser all necessary transfers, assignments and other documentation reasonably required to transfer the Purchased Shares (and the Holdco Shares, in the circumstances contemplated in section 2.3) to the Purchaser with a good and marketable title, free and clear of all Encumbrances, other than as set out in Schedule 3.2.

8.       Conditions Of Closing

8.1 Conditions of Closing in Favour of the Purchaser. The purchase of the Purchased Shares (and the Holdco Shares, in the circumstances contemplated in section 2.3) from each Vendor (referred to as the "relevant Vendor" in this section 8.1) by the Purchaser is subject to the following terms and conditions for the exclusive benefit of the Purchaser, to be fulfilled or performed at or prior to the Closing Time:

     (a) Representations and Warranties. The representations and warranties of the relevant Vendor contained in this Agreement shall be true and correct in all material respects at the Closing Time, with the same force and effect as if such representations and warranties were made at and as of such time, and a certificate of the relevant Vendor dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificate to be in form and substance satisfactory to the Purchaser, acting reasonably;

     (b) Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the relevant Vendor at or before the Closing Time shall have been complied with or performed in all material respects and a certificate of the relevant Vendor dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificate to be in form and substance satisfactory to the Purchaser, acting reasonably;

     (c)  Material  Adverse  Change.  There shall have been no material  adverse changes in the condition (financial or otherwise), assets, liabilities, operations, earnings, or business of the Corporation since the date of the audited financial statements of the Corporation for the year ended October 31, 2003;

     (d) No Action or Proceeding. No legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Shares (and the Holdco Shares, in the circumstances contemplated by section 2.3) contemplated hereby;

     (e) Shareholders' Agreement. The Purchaser or its assignee, CMI, Fred Litwin and Henry Schnurbach shall have entered into a shareholders' agreement substantially in the form attached hereto as Schedule 8.1 (the "Shareholders' Agreement") by the Closing Time;

     (f) Holdco Purchase Agreement. Insofar as it relates to the obligations of a Vendor which has entered into a Holdco Purchase Agreement, the conditions under such Holdco Purchase Agreement shall have been waived or satisfied in accordance with the terms therein.

If any of the conditions contained in this section 8.1 shall not be performed or fulfilled at or prior to the Closing Time to the satisfaction of the Purchaser, acting reasonably, the Purchaser may, by notice to the relevant Vendor, terminate this Agreement and the obligations of such Vendor and the Purchaser under this Agreement, provided that the Purchaser may also bring an action pursuant to Article 10 against such Vendor for damages suffered by the Purchaser where the non-performance or non-fulfilment of the relevant condition is as a result of a breach of covenant, representation or warranty by such Vendor. Any such condition may be waived in whole or in part by the Purchaser without prejudice to any claims it may have for breach of covenant, representation or warranty.

8.2 Conditions of Closing in Favour of the Vendors. The sale of the Purchased Shares (and the Holdco Shares, in the circumstances contemplated in section 2.3) by each Vendor to the Purchaser is subject to the following terms and conditions for the exclusive benefit of each Vendor, to be fulfilled or performed at or prior to the Closing Time:

     (a) Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at the Closing Time, with the same force and effect as if such representations and warranties were made at and as of such time, and a certificate of the Purchaser dated the Closing Date to that effect shall have been delivered to the Vendors, such certificate to be in form and substance satisfactory to the Vendors, acting reasonably;

     (b) Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser at or before the Closing Time shall have been complied with or performed in all material respects and a certificate of the President of the Purchaser dated the Closing Date to that effect shall have been delivered to the Vendors, such certificate to be in form and substance satisfactory to the Vendors, acting reasonably;

     (c) No Action or Proceeding. No legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Shares (or the Holdco Shares, in the circumstances contemplated in section 2.3) contemplated hereby;

     (d) Shareholders' Agreement. In so far as it relates to the obligations of CMI and Henry Schnurbach, the Purchaser shall have entered into the Shareholders' Agreement; and

     (e) Holdco Purchase Agreement. Insofar as it relates to the obligations of the Purchaser who has entered into a Holdco Purchase Agreement, the conditions under such Holdco Purchase Agreement shall have been waived or satisfied in accordance with the terms therein.

If any of the conditions contained in this section 8.2 shall not be performed or fulfilled at or prior to the Closing Time to the satisfaction of any Vendor, acting reasonably, such Vendor may, by notice to the Purchaser, terminate this Agreement and the obligations of such Vendor and the Purchaser under this Agreement, provided that such Vendor may also bring an action pursuant to
Article 10 against the Purchaser for damages suffered by such Vendor where the non-performance or non-fulfilment of the relevant condition is as a result of a breach of covenant, representation or warranty by the Purchaser. Any such condition may be waived in whole or in part by each Vendor without prejudice to any claims it may have for breach of covenant, representation or warranty.

9.       Closing

9.1 Place of Closing. The completion of the purchase and sale of the Purchased Shares under the terms of this Agreement shall take place at the Closing Time at the offices of Lang Michener LLP, 181 Bay Street, Suite 2500, Toronto, Ontario (the "Closing").


9.2  Closing Deliveries.

     (a)  At the Closing,  upon  fulfillment of all of the conditions set out in
          Article 7 that have not been waived in writing by the Purchaser, the Vendors shall deliver to the Purchaser:

          (i) subject to section 9.3, certificates representing the Purchased Shares, either duly endorsed by the Vendors for transfer in blank or accompanied by stock powers of attorney endorsed by the applicable Vendor for transfer in blank with signatures guaranteed by a member of the "STAMP" Medallion Program;

          (ii) the certificates referred to in section 8.1(a) and 8.1(b);

          (iii) the Shareholders' Agreement duly executed;

          (iv) a certified copy of the authorizing resolutions of the Vendors, where applicable;

         and such other documents as the Purchaser may reasonably request.

     (b)  At the Closing,  upon  fulfillment of all of the conditions set out in
          Article 8 that have not been waived in writing by each Vendor, the Purchaser shall deliver to the Vendors:

          (i) subject to section 9.3, a certified cheque, bank draft or wire transfer in US dollars (same day funds) in an amount representing the applicable Aggregate Purchase Price;

          (ii) the certificates referred to in section 8.2(a) and 8.2(b);

          (iii) the Shareholders' Agreement duly executed;

          (iv) a certified copy of the authorizing resolutions of the Purchaser;

         and such other documents as the Vendors may reasonably request.

9.3 Tender of Shares of Holdco. If a Vendor (or wholly-owned subsidiary thereof) determines to tender Holdco Shares instead of Purchased Shares and executes an agreement substantially in this form of the Holdco Purchase Agreement, such Vendor's obligations to the Purchaser and the Purchaser's obligations to such Vendor shall be governed by the terms of a Holdco Purchase Agreement; provided that the representations, warranties and covenants of such Vendor, Glencoe and the Purchaser under this Agreement shall continue to be in effect in accordance with the terms of this Agreement.

9.4 Further Assurances. Each party to this Agreement covenants and agrees that, from time to time subsequent to the Closing Date, such party will, at the request and expense of the requesting party, execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents, tax elections (or an amendment thereto) and other assurances and do all such other acts and things as any other party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence, perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.


10.      Indemnification

10.1 Obligations to Indemnify. Subject to the terms and conditions hereof, each Vendor agrees to indemnify and save harmless the Purchaser and its affiliates from all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) (collectively "Losses") suffered or incurred by the Purchaser as a result of or arising directly or indirectly out of or in connection with any breach of each such Vendor of any representation, warranty, obligation or covenant of each such Vendor contained in this Agreement. The Purchaser agrees to indemnify and save harmless each Vendor from all Losses suffered or incurred by each such Vendor as a result of or arising directly or indirectly out of or in connection with any breach by the Purchaser of any representation, warranty, obligation or covenant of the Purchaser contained in this Agreement. Glencoe agrees to indemnify and save harmless each Vendor from all Losses suffered or incurred by each such Vendor as a result of or arising directly or indirectly out of or in connection with any breach by Glencoe of any representation, warranty, obligation or covenant of Glencoe contained in this Agreement.

10.2 Notice of Claim. In the event that a party (the "Indemnified Party") shall become aware of any claim, proceeding or other matter (a "Claim") in respect of which another party (the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known. If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting directly from the Indemnified Party's failure to give such notice on a timely basis. The parties acknowledge and agree that the provisions of this Article 10 shall be the sole remedy available to an Indemnified Party, in respect of Losses suffered or incurred by such Indemnified Party, against an Indemnifying Party, resulting from a breach by the Purchaser of any representation, warranty, obligation or covenant of the Indemnifying Party contained in this Agreement.

10.3 Direct Claims. With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 60 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying party may reasonably request. If both parties agree at or prior to the expiration of such 60-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim.

10.4 Third Party Claims. With respect to any Third Party Claim, the Indemnified Party shall have the exclusive right, at the expense of the Indemnifying Party, to contest, settle or pay the amount claimed and to retain counsel and other experts or advisers selected by the Indemnified Party in its sole discretion in connection therewith; provided, however, that the Indemnified Party shall not settle any Third Party Claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the Indemnifying Party shall remain liable for the settlement amount even if any such consent is not obtained for any reason. If the Indemnified Party elects to assume such control, the
     Indemnifying Party shall have the right, at its sole expense, to participate in the negotiation, settlement or defence of such Third Party Claim. If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any person (a "Third Party") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such payment was made, as finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party.

10.5 Payment and Cooperation. The Indemnifying Party shall pay to the Indemnified Party all amounts for which the Indemnifying Party is liable pursuant to this section promptly after the Indemnified Party incurs the Loss in respect of which such liability arises; provided that in no event shall the maximum liability of a Vendor exceed the Aggregate Purchase Price paid to such Vendor. The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).


11.      Miscellaneous

11.1 Notices

     (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by telecopy or sent by registered mail, charges prepaid, addressed as follows:

          (i)  if to any Vendor: at the addresses set out in Schedule 2.1 with a copy to:

                           Lang Michener LLP
                           Suite 2500
                           181 Bay Street
                           Toronto, Ontario, M5J 2T7
                           Attention: Philippe Tardif
                           Facsimile: (416) 365-1719

          (ii) if to the Purchaser: c/o Glencoe Capital, LLC 190 South LaSalle Street, Suite 2830 Chicago, Illinois 60603 Attention: William J. McGrath Facsimile: (312) 795-0455

                           with a copy to:

                           McDermott, Will & Emery
                           227 West Monroe Street
                           Chicago, Illinois  60606
                           Attention:  Robert A. Schreck, Jr.
                           Facsimile:  (312) 984-7700


     (b) Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business
          Day), or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

     (c) Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this section 11.1.

11.2 Disclosure. Except as required by any applicable law or regulatory requirement, none of the parties to the Agreement shall issue any press release or make any other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto.

11.3 Binding Nature of the Agreement. The provisions of this Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal personal representatives, successors and assigns.

11.4 Amendment. This Agreement may not be amended except by an instrument signed by each of the parties hereto.

11.5 Counterparts.   This   Agreement  may  be  executed  by  facsimile  and  in
     counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF this Agreement has been executed by the parties as of the date first written above.


GLENCOE SKYDOME HOLDINGS, L.P.                       GLENCOE CAPITAL, LLC


Per:________________________                         Per:______________________
       G. Douglas Patterson                                       Name:
       Vice President                                             Title:

The execution of this Agreement by each of the Vendors appears in Schedule 2.1

                                  SCHEDULE 2.1

                          Vendors and Purchased Shares

----------------------------- ---------------------------------- ----------------------------- ----------------------
             1                                2                               3                          4
----------------------------- ---------------------------------- ----------------------------- ----------------------
 Name and Address of Vendor          Signature of Vendor         Number of Common Shares of     Aggregate Purchase
 --------------------------          -------------------         ---------------------------    ------------------
                                                                 Polyair Inter Pack Inc. to            Price
                                                                 ---------------------------           -----
                                                                  be sold to the Purchaser             (US$)
                                                                      (Purchased Shares)
----------------------------- ---------------------------------- ----------------------------- ----------------------
----------------------------- ---------------------------------- ----------------------------- ----------------------
Consolidated Mercantile                                                   1,298,467                 15,334,895.27
Incorporated                  per:____________________
106 Avenue Road Toronto,           Name:  Fred Litwin
Ontario                            Title:    President
M5R 2H3
                              Date:
----------------------------- ---------------------------------- ----------------------------- ----------------------
----------------------------- ---------------------------------- ----------------------------- ----------------------
Cambrelco Inc.                                                             227,500                 2,686,775.00
106 Avenue Road Toronto,      per:____________________
Ontario                            Name:  Fred Litwin
M5R 2H3                            Title: President

                              Date:

----------------------------- ---------------------------------- ----------------------------- ----------------------
----------------------------- ---------------------------------- ----------------------------- ----------------------
Henry Schnurbach                                                           101,200                 1,195,172.00
25 Cortleigh Blvd.            _______________________
Toronto, Ontario
M5N 1R2                       Date:

----------------------------- ---------------------------------- ----------------------------- ----------------------
----------------------------- ---------------------------------- ----------------------------- ----------------------
Nafund Inc.                                                                118,400                 1,398,304.00
24 Hazelton Ave.              per:____________________
Toronto, Ontario                   Name:  Mark Litwin
M5R 2E2                            Title: President

                              Date:

----------------------------- ---------------------------------- ----------------------------- ----------------------
----------------------------- ---------------------------------- ----------------------------- ----------------------
Power Capital (Americas)                                                    82,100                  969,601.00
Ltd. Amerifund                 per:____________________
Mill Mall, Wickhams Cay            Name:
Road Town, Tortola                 Title:
British Virgin Islands
                              Date:
----------------------------- ---------------------------------- ----------------------------- ----------------------
                                                      Total               1,827,667              US$21,584,747.27
                                                                          =========              ================
----------------------------- ---------------------------------- ----------------------------- ----------------------

                                  SCHEDULE 2.3

                            Holdco Purchase Agreement

See attached copy of the Holdco Purchase Agreement.

                                  SCHEDULE 3.2

                          Ownership of Purchased Shares

1. The Purchased Shares owned by Consolidated Mercantile Incorporated and Henry Schnurbach are the subject of restrictions or sale under the terms of a Shareholder Agreement made the 20th day of February, 1996, as amended, among the shareholders named therein, Computershare Trust Company of Canada and Polyair Inter Pack Inc. The Purchased Shares to be sold by Consolidated Mercantile Inc. and Henry Schnurbach will be free from the restrictions under this agreement and will be released by Computershare Trust Company of Canada once they confirm that they have complied with the terms thereof.

2. The Purchased Shares owned by Consolidated Mercantile Incorporated and Cambrelco Inc. are subject to restrictions on resale pursuant to section
     2.8 of Multilateral Instrument 45-102 (of the Canadian Securities Administration). The Purchaser will be subject to similar restrictions (upon acquisition of the Purchased Shares) applicable to affiliates, under U.S. Securities Act of 1933.

3. The Purchased Shares will be subject to the provisions of the Shareholders Agreement (as defined in the Agreement).

                                  SCHEDULE 3.4

                         Consents and Approvals - Vendor

1. Under section 2.7 of Multilateral Instrument 45-102 (of the Canadian Securities Administration), Consolidated Mercantile Incorporated and Cambrelco Inc. will be required to file with applicable Canadian securities regulatory authorities a report on Form 45-102 F2 within 10 day of the Closing Date.

                                  Schedule 3.7

                                Commissions, etc

Polyair Inter Pack Inc. retained the services of National Bank Financial Inc. ("NBF") as financial advisor under the terms of an agreement dated July 31, 2003. This agreement provides that NBF will be paid by Polyair Inter Pack Inc. a fee of 1% of "Transaction Proceeds" upon closing of "the Transaction". A "Transaction" includes a "take over bid (...) or other transaction involving a third party, either alone or in combination with others, and the Company [Polyair Inter Pack Inc.] resulting in a change of control of the Company". The sale of the Purchased Shares does not involve the Company and is therefore not described as a "Transaction" for the purposes of this agreement. The agreement with NBF does not provide for the payment of a fee by any of the Vendors or the Purchaser in any circumstance. However, Glencoe and Consolidated Mercantile Incorporated ("CMI") have agreed to negotiate with NBF any demand it may make for compensation for its services in introducing Glencoe to CMI.

                                  Schedule 8.1

                             Shareholders' Agreement

See attached copy of the Shareholders' Agreement.